Exhibit 15

November 1, 2012

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We are aware that our report dated May 1, 2012 on our review of interim financial information of Sonoco Products Company for the three month periods ended April 1, 2012 and April 3, 2011 and included in the Company’s quarterly report on Form 10-Q for the quarter ended April 1, 2012 is incorporated by reference in its Registration Statement on Form S-8 dated November 1, 2012.

We are aware that our report dated August 1, 2012 on our review of interim financial information of Sonoco Products Company for the three and six month periods ended July 1, 2012 and July 3, 2011 and included in the Company’s quarterly report on Form 10-Q for the quarter ended July 1, 2012 is incorporated by reference in its Registration Statement on Form S-8 dated November 1, 2012.

We are also aware that our report dated November 1, 2012 on our review of interim financial information of Sonoco Products Company  for the three and nine month periods ended September 30, 2012 and October 2, 2011 and included in the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2012 is incorporated by reference in its Registration Statement on Form S-8 dated November 1, 2012.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP